2016 and Beyond Analyst Day New York - November 18, 2015 NASDAQ: LGND

The following presentation contains forward-looking statements regarding Ligand’s prospects, plans and strategies, drug development programs and collaborations. Forward-looking statements include financial projections, expectations regarding research and development programs, and other statements including words such as “will,“ “should,” “could,” “plan,” etc. Actual events or results may differ from Ligand’s expectations. For example, drug development program benefits may not be realized and there can be no assurance that Ligand will achieve its guidance in 2016 or thereafter or that third party research summarized herein is correct or complete. The forward-looking statements made in the presentation are subject to several risk factors, including, statements regarding intent, belief, or current expectations of the Ligand, its internal and partnered programs, including Promacta™, Kyprolis®, and Duavee™, Ligand’s reliance on collaborative partners for milestone and royalty payments, royalty and other revenue projections based on third party research, regulatory hurdles facing Ligand's and partners’ product candidates, uncertainty regarding Ligand's and partners’ product development costs, the possibility that Ligand's and partners’ drug candidates might not be proved to be safe and efficacious and commercial performance of Ligand's and/or its partners’ products, risks related to Ligand’s internal controls, its compliance with regulations, accounting principles and public disclosure, and other risks and uncertainties described in its public filings with the Securities and Exchange Commission, available at www.sec.gov. Additional risks may apply to forward-looking statements made in this presentation. Information regarding partnered products and programs comes from information publicly released by our partners. Our trademarks, trade names and service marks referenced herein include Ligand and Captisol. Each other trademark, trade name or service mark appearing in this presentation belongs to its owner. The process for reconciliation between adjusted financial numbers presented on slides 6, 29, 30, 115 and 124 and the corresponding GAAP figures is explained on slide 120 and shown on slide 121 and 122. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ligand undertakes no obligation to revise or update this presentation to reflect events or circumstances or update third party research numbers after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Safe Harbor Statement 2

Today’s Agenda 1) Business Overview John Higgins, CEO 2) Portfolio Highlights Matt Foehr, COO 3) GRA Program Eric Vajda, Preclinical R&D 4) Intellectual Property Charles Berkman, General Counsel 5) Viking Therapeutics Overview Brian Lian, CEO, Viking Therapeutics 6) Financial Overview and Outlook Matt Korenberg, CFO 3

Ligand: 2016 and Beyond • Ligand is a high-growth company with economic rights to some of the world’s most important medicines • “Shots-on-Goal” business model is stronger than ever and projected to continue to drive the business significantly • Cutting-edge innovations with Captisol, LTP and Selexis technologies are making major drugs possible • Strong outlook for revenue and profitability growth • Company well positioned for the short, mid and long-term 4

• Ligand focused on building a large portfolio of fully-funded programs (“Shots-on-Goal”) • Two primary business objectives: — Drive R&D to earliest inflection point for partnering — Acquire assets efficiently to further build portfolio • The goal: Above average returns, below average risk — Economic rights to major pharma programs — High-margin, high-growth, recurring revenue — Low operating costs, low share count — Broad business diversity – technology, partner portfolio, IP Ligand: A Unique Biotech Investment Company Aims for Above-Average Growth, Below-Average Risk 5

2013 2015 Shots-on-Goal (fully-funded programs) >90 >125 Number of Partners 55 >72 Projected Annual R&D Investment $800 million $1.8 billion Potential Milestones owed to LGND $700 million $2.5 billion Annual Revenue $49 million $75 - $76 million (est) Adjusted EPS $1.02 $3.34- $3.37 (est) Major Progress Over Past Two Years 6

7 Ligand’s Business Operations Companies Increasingly Moving Toward Operating Virtually 19-person internal team focused on: • Drug research and development • Licensing, acquiring and integrating assets/companies • Partner collaboration services • Two offices: San Diego and Kansas City Supported By: Chemistry Scale-up Manufacturing Contract Services

0 25 50 75 100 125 2008 2015 9 0 2 4 6 8 2008 2015 Fu lly -Fu n d ed Pr o gr ams (“S h o ts -o n -Goa l”) Ligand’s Portfolio Continues to Grow 125 + Ligand’s Achievement: Portfolio Expansion Partners’ Achievement: Approved Products Excellent record as drug researcher, innovator and licensor Our partners are doing their job getting new products to the market Latest product launch is a biosimilar for adalimumab for which we receive royalties 1 8 Comm e rc ial P ro d u ct s Ge n er at in g R ev en u e fo r Li ga n d 8

24 by 2020 • Over 24 commercial products projected to be generating revenue for Ligand by the end of this decade • These revenue generating assets expected to come from existing portfolio; any future deals would be additive to this outlook 2008 2015 2020 Projected 1 8 > 24 9

• Realistically, not all 125+ products will make it to market considering standard pharma success rates • But, given current program status, here is how new products could enter the market through 2020 Year 2016 2017 2018 2019 2020 Potential New Commercial Products 4 7 15 25 35 Cumulative Potential Commercial Products 12 19 34 59 94 Outlook for Potential New Products Tripling of Revenue Generating Assets by 2020 10 94 potential products, but Ligand assumes at least 24 approved and generating revenue by 2020 after applying published attrition rates, as shown on following slide

11 • Drug development success rates have been tracked and published through the years • Nature Reviews Drug Discovery published average rates of success by stage of development as follows: ― 83% probability of success for compounds with a submitted NDA ― 50% probability of success for Phase 3 compounds ― 16% probability of success for Phase 2 compounds ― 10% probability of success for Phase 1 compounds ― 7% probability of success for Preclinical compounds • Applying these rates of success to Ligand’s current portfolio, Ligand will have over 24 revenue bearing products by 2020 24 Products by 2020 Reference: Nature Reviews Drug Discovery 2014 published averages rates of success by stage of development

12 • Revenue: Significant contribution from each of three sources ― Royalties: Driven by commercial success; Promacta and Kyprolis approved in more indications and countries; more products generating revenue today and more approvals expected annually ― Milestones/License: Driven by regulatory progress, as well as commercial success and business development; $2.5 billion of milestone potential ― Captisol: Driven by commercial success and clinical progress, as well as increasing interest in technology • Portfolio: 125+ programs; 8 commercial today; 117 pipeline programs with ~35 that could match today’s Promacta contribution • Partners: Over 72 partners spending $1.8 billion this year to drive Ligand portfolio towards commercialization success Ligand: More Diversified Than Ever

Diverse Capital Allocation Building Asset Base and Increasing Returns for Investors 13 • Over last several years, Ligand has deployed capital in the following ways — Company acquisitions — Royalty acquisitions — Share buybacks — Invested in development of new technology platforms — Invested in biotech company with Ligand partnerships • Ligand takes advantage of market knowledge and experience gained from our partnerships to find opportunities to invest and create value from the biopharma industry • We will continue to explore opportunities that our programs and the markets present us

Biotech 44% Big Pharma 29% Generic 18% Spec Pharma 10% Over 72 Partners Select Big Pharma Select Biotech Select Spec Pharma Select Generic Diverse Portfolio Among Drug Companies 14

Portfolio Stratification

Estimated Annual Peak Royalty Revenue Potential



Medium
44%
Large
23%
Extra-Large
7%
Small
26%
Promacta 5921
Kyprolis IRAK 4
BACE SARM
Sparsentan TRβ
Extra-Large (> $70M)
Large (>$30 M, <$70M)
Medium (>$3M, <$30M)
Small (< $3M)

- Ligand's portfolio is very large with over 125 fully funded programs under license
  - Not all programs have equal value; some have significant annual royalty potential and some have smaller potential
  - The portfolio is diversified with a mix of small, medium and large assets
  - Even a collection of many small royalties could accumulate to a significant annual contribution
- Illustrative economic impact
  - $25 million in annual royalties = ~$1.00 pre-tax EPS
  - $2.5 million in annual royalties = ~$0.10 pre-tax EPS

15

Ligand

• We estimate our licensees will spend over $1.8 billion in 2016 on R&D to advance our programs: — 17 Phase 3 trials — 44 Phase 2 trials — 39 Phase 1 trials — 2 Phase 4 trials — 38 preclinical programs — Manufacturing scale-up — Regulatory filing fees Fully-funded Partnerships Driving Growth 16

Extraordinary R&D Leverage from Licensees Ligand Cash Expenses $22 M Estimated Licensee Expenditure >$1.8B 2016 Investment in Ligand-based programs 17 $20 million What it was in 2012: $300 million

18 Ligand’s Partners Working in Important Areas Orphan Disease and Biosimilars gaining visibility • 8 Orphan Disease programs including near-term market opportunity (SAGE-547) and leader in orphan diseases • 17 Biosimilar programs, more visible with increased regulatory clarity — Coherus’ Etanercept partnered with Baxter ($246 m deal) Orphan Disease Partner Program Retrophin Sparsentan Sage SAGE-547 CURx CE-Topiramate Partner #1 Undisclosed Partner #2 Undisclosed Partner #3 Undisclosed programs (2) Partner #4 Undisclosed Biosimilars Partner Program Coherus Etanercept Oncobiologics Adalimumab, Bevacizumab Rituxumab, Trastuzumab Gedeon Richter Bevacizumab, Rituxumab, Trastuzumab Biocad IFN-beta 1a, EPO, Darbopoetin Partner A Undisclosed programs (4) IBC Generium Imiglugerase Rituxumab

• Drive R&D to earliest inflection point for partnering • Focus on developing strong inventions and data, generating patents then partnering ― Leverage ripening science and changing medical landscape • Deals generally structured to maximize back-end economics Ligand’s Targeted R&D Model 19

Technology and Novel R&D Drive Deal Making Potential Launch Platform Technologies Novel R&D LTP Technology™ Glucagon Receptor Antagonist Program for Diabetes Phase 2 planned for 2016 Positive Phase 1b data showing robust effects throughout multiple ascending dosing Solving solubility and stability challenges Designed to selectively deliver broad range of pharmaceutical agents to liver Oral GCSF Preclinical Leveraging our technology and heritage in small molecule discovery Novel DNA-based elements that enable higher and more stable expression of recombinant proteins SUREtechnology Platform™ 20

Ligand’s Diabetes Drug on Path to Phase 2 2013 2022E $38 B $68 B • Diabetes is one of largest drug markets – Global market projected to grow to $68 billion by 2022, 75% increase in 10 years • Ligand discovered and is developing a potentially major novel treatment • Ligand expects to partner after more clinical data received – Over past 5 years there have been 32 licensing deals (preclinical to Phase 3) in diabetes with disclosed deal payments of >$11 billion 21 Sources: EvaluatePharma June 2014; Global Data: Type 2 Diabetes-Global Drug Forecast & Market Analysis to 2022 Thomson Reuters Cortellis

Top Selling Non-Insulin Anti-Diabetic Drugs Significant growth associated with new class launches 22 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $ B ill io n s Byetta/Bydureon (AstraZeneca) Januvia (Merck) Galvus (Novartis) Janumet (Merck) Onglyza (AstraZeneca) Victoza ( Novo Nordisk) Invokana (J&J) Forxiga (Novartis) • Non-insulin category essentially did not exist in 2005 • Now over $12 billion in 2014 sales and seven major new brands • Market projected to grow over 65% to ~$20 billion in 2020 • 7 products in category projected to have sales greater than $1 billion • Ligand owns a significant R&D program targeting this very market Source: Thomson Reuters Cortellis

Class Estimated Peak Sales Potential Potential Drugs in 2020 DPP-IV Inhibitors $12 Billion 5 GLP-1 Agonists $7 Billion 5 SGLT-2 Inhibitors $2 Billion 4 GRA TBD 2 Source: Thompson Reuters, Annual Reports • Branded treatments have multibillion-dollar sales potential • By 2020, existing classes projected to have four or more competing agents • GRA class: Only two companies currently (Ligand and Pfizer) could potentially share a multibillion-dollar opportunity 23 Significant Opportunity for GRA Glucagon receptor antagonist

Accelerating Projected Revenue Growth $0 $30 $60 $90 $120 $150 2012 2013 2014 2015 2016 2017 • Growth due to: – New products launched – Growth in existing brands – Higher royalty tiers – Higher Captisol sales – Higher milestones $ M ill io n s 24 Actual Outlook Est.

$0.0 $0.2 $0.4 $0.6 $0.8 $1.0 2016 2017 2018 2019 2020 $ Bi lli o n s $ Bi lli o n s High Low Average 6 NOVN covering analysts reports as of 11/4/15 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 2016 2017 2018 2019 2020 17 AMGN covering analysts reports as of 11/4/15 Revenue Outlook for Two Blockbusters Sell-Side Analyst Projections 25

$0.0 $0.3 $0.5 $0.8 $1.0 $1.3 $1.5 $1.8 $2.0 $2.3 $2.5 2011 2012 2013 2014 2015 2016 2017 26 Total Underlying Product Revenue ($ Billions) • Significant growth in revenue for products Ligand earns royalties on • Total underlying revenue for Ligand’s programs projected to more than double to nearly $2.5 billion in 2017 • Ligand earns a blended average royalty of between 3.5% to 4.5% on its royalty- bearing revenue Projected revenue consists of sell side analyst (where available) and Ligand internal projections Actual Outlook Est.

27 Historical and Projected Operating Expenses $0 $10 $20 $30 $40 $50 2012 2013 2014 2015 2016 2017 Cash Operating Expenses Actual Outlook Est. • Annual operating expenses have been flat over recent years • Expense levels projected to remain similar next two years $ Million s

28 Ligand’s Cash Generation is Increasing $0 $30 $60 $90 $120 $150 2012 2013 2014 2015 2016 2017 Revenue Cash Expenses Actual Outlook Est. • Strong revenue growth • Operating expense levels projected to remain similar the next two years • Continued significant increase in cash-flow projected $ Mil lio n s

Accelerating Projected Adjusted EPS Growth $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 2012 2013 2014 2015 2016 2017 • Adjusted EPS projected to increase from $0.26 in 2012 to over $4.75 in 2017 • Growth due to: – Higher revenues – High gross margins – Low and flat expenses – Lean share count 29 Actual Outlook Est.

Strong and Expanding Financial Margins Actual 2014 Projected 2016 Gross Margin 86% 90% EBITDA (ex-SBC) Margin 52% 70% Adjusted Profit Margin* 50% 66% *Adjusted to exclude non-cash stock-based comp, CVRs, investments owed to licensors, non-cash debt costs and non-cash taxes 30 Company expects to generate 90% gross margins in 2016 and approximately ~$2.00 cash profit for every $3.00 of revenue

Major Value Driving Events Outlook by Year-end 2017 • In addition to the projected financial growth, we have an extraordinary period of news coming up • We expect the next 24 months to be a significant period of major potential events: — BACE Phase 3 data will be released and we’ll know if it is on path for NDA submission — Phase 2 GRA diabetes trial will be completed — Phase 2 SARM trial will be completed — We’ll know if Sparsentan is approved — We’ll know if ‘5921 is put into development by Novartis — Potential commercial launch of Evomela and Delafloxacin IV 31

Ligand’s Portfolio Pyramid 32 Major commercial assets EVOMELA (Spectrum) Verubecestat (Merck) SAGE-547 (Sage Therapeutics) Sparsentan (Retrophin) Delafloxacin-IV (Melinta) IRAK-4 (TG Therapeutics) SAR125844 (Sanofi) VK5211 (Viking Therapeutics) VK2809 (Viking Therapeutics) LY2606368 (Lilly) VTX-2337 (VentiRx/Celgene) MLN4924 (Millennium/Takeda) TAK-020 (Takeda) MM-302 (Merrimack) Altiratinib (Deciphera) CHS-214 (Coherus) Lasofoxifene (Sermonix) CXL-1427 (Cardioxyl) The Top 2 The Big 6 Leading pipeline assets based on stage and/or potential value The Next 12 Assets emerging as next class with high revenue potential

Commercial Assets - Highlights

Promacta®

Promacta®: Blockbuster Commercial Potential

- Oral medicine that boosts platelets
- Long patent protection, Orange Book patent expiration in 2027
- Blockbuster commercial potential (>$1 billion) due to growing and large list of potential therapeutic indications, with largest indications in development

Currently Approved Indications

ITP
Idiopathic Thrombocytopenia
>100 Countries

HCV
Thrombo-cytopenia Induced by Hepatitis C
>50 Countries

AA
Aplastic Anemia
>30 Countries

Ongoing Development

ORT
Oncology-Related Thrombocytopenia
Major clinical investment ongoing: MDS, AML, CLL, CIT, others

MDS	AML	CLL
~19,000 new diagnoses in US each year[1]	~14,500 new diagnoses in US each year[1]	~16,000 new diagnoses in US each year[1]
Global Phase 3 Studies in progress	*Early data, shown to increase platelets, inhibit leukemia growth*	*Clinical data indicates 80% response in CLL-associated ITP*

[1] National Cancer Institute, SEER Cancer Review, 2012

35

Ligand

• Positive data presented at international meetings this past spring — MDS ‘15: Low to intermediate risk MDS  Improved platelet, erythrocyte and neutrophil counts in 64% of patients — ASCO ‘15: Chemotherapy-induced thrombocytopenia  Increased platelet counts and reduced dose reductions or delays vs. placebo — EHA ‘15: Data in MDS and AA  MDS: Reduced platelet transfusions and increased OS without an increase in bone marrow blasts vs. placebo  AA: Promacta added to standard of care improved overall, complete response rates • Two FDA approvals this summer for pediatric ITP (ages ≥6 and ages ≥1), and EU approval in August for severe aplastic anemia • Positive data in MDS, MDS/AML and AA to be presented at ASH 2015 Promacta: Recent Data and Events • Recent data and events have continued to demonstrate the significant potential and interest in Promacta, 46 ongoing clinical trials 36

$ M illi o n s Net underlying revenue upon which Ligand receives royalties on quarterly lag based on royalty payment structure $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2010 2011 2012 2013 2014 2015 • Sales have increased over 10x in 5 years from ~$40M to ~$440 • With higher sales, Ligand earns higher royalty rates Promacta: Annual Underlying Revenue 37

$0 $200 $400 $600 $800 $1,000 2016 2017 2018 2019 2020 Promacta Projections: NOVN Sell-Side Analysts 38 6 NOVN covering analysts reports as of 11/4/15 Values calculated on a one quarter lag These Revenue Projections … …Yield these Royalty Projections $ M ill io n s $ M ill io n s High Low Average $0 $10 $20 $30 $40 $50 $60 $70 $80 2016 2017 2018 2019 2020

Kyprolis®

• Viewed as best-in-class proteasome inhibitor for multiple myeloma (MM) • Developed and marketed by Amgen Kyprolis Status International comments on ENDEAVOR Data Dr. Meletios A. Dimopoulos University of Athens “The combination of carfilzomib and dexamethasone was superior to bortezomib and dexamethasone regardless of age or prior bortezomib exposure and represents the new standard of care.” • Received FDA approval for 2nd line treatment in combination with Revlimid® and dexamethasone on July 26, 2015 — EU application granted Accelerated Assessment; decision expected in coming months • Major investment by Amgen is focused on further expansion of the label — Front-Line MM: Phase 3 (CLARION) — Once-Weekly Dosing: Phase 3 (ARROW) — Small-cell Lung Cancer: Phase 2 40

• Amgen presented positive Phase 3 ENDEAVOR trial data at ASCO 2015 — Demonstrated DOUBLING of median progression-free survival (18.7 vs. 9.4 months) over Velcade in relapsed MM Kyprolis Recent and Upcoming Events • Phase 3 ARROW trial initiated in June comparing once vs. twice weekly Kyprolis dosing — Based on positive CHAMPION Phase 1/2 trial data presented at ASCO 2015 • Amgen submitted sNDA for relapsed MM on July 23, based on data from the ENDEAVOR trial; PDUFA date January 22, 2016 • Ono submitted for approval in Japan for relapsed/refractory MM on August 26 • EU approval for 2nd line therapy expected in Q4 • Next key data events: Occur 1H 2016 (CLARION) and 1H 2017 (ARROW) 41 Kyprolis developed and marketed by Amgen

$0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 2016 2017 2018 2019 2020 Kyprolis Projections: AMGN Sell-Side Analysts 42 17 AMGN covering analysts reports as of 11/4/15 Values calculated on a one quarter lag These Revenue Projections … …Yield these Royalty Projections $ Bi lli o n s $ M ill io n s High Low Average $0 $10 $20 $30 $40 $50 $60 $70 $80 2016 2017 2018 2019 2020

0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 55,000 Q2 Q3 Q4 Q1 Q2 Q2 DUAVEE™ • Best-in-class product for post- menopausal hot flashes and osteoporosis — 70% reduction in vasomotor symptoms — Prevention of bone loss — No increase in breast density/pain — Combo of SERM bazedoxifene and conjugated estrogens • Significant U.S. prescription growth trend • Ligand is owed tiered royalties from 0.5%-2.5% U.S. Quarterly Total Prescriptions 2014 2015 DTC Campaign Initiated Reference: Bloomberg/Symphony Health 43

Other DUAVEE™ and Bazedoxifene Updates • Preclinical studies have shown bazedoxifene stops the growth of breast cancer cells, even those resistant to tamoxifen or aromatase inhibitors • Bazedoxifene works similarly to the breast cancer drug Faslodex™ (fulvestrant) — However, bazedoxifene has the advantage of being an oral medication with improved potency over the intramuscularly administered fulvestrant • A clinical trial underway at Dana Farber Cancer Institute evaluating bazedoxifene in combination with Pfizer’s pablociclib (Ibrance®) in women with hormone receptor positive breast cancer *Selective estrogens, Menopause, And Response to Therapy (SMART) trials • In February, the effects of DUAVEE™ (CE/BZA) on cardiovascular safety in the SMART* trials were published in the journal Climacteric — Authors concluded: “CE/BZA represents an important new progestin-free treatment for menopausal vasomotor symptoms and prevention of bone loss without an apparent increase in cardiovascular risk in studies of up to 2 years.” 44

Portfolio Highlights Matt Foehr

Ligand’s Portfolio Pyramid 46 Major commercial assets EVOMELA (Spectrum) Verubecestat (Merck) SAGE-547 (Sage Therapeutics) Sparsentan (Retrophin) Delafloxacin-IV (Melinta) IRAK-4 (TG Therapeutics) SAR125844 (Sanofi) VK5211 (Viking Therapeutics) VK2809 (Viking Therapeutics) LY2606368 (Lilly) VTX-2337 (VentiRx/Celgene) MLN4924 (Millennium/Takeda) TAK-020 (Takeda) MM-302 (Merrimack) Altiratinib (Deciphera) CHS-214 (Coherus) Lasofoxifene (Sermonix) CXL-1427 (Cardioxyl) The Top 2 The Big 6 Leading pipeline assets based on stage and/or potential value The Next 12 Assets emerging as next class with high revenue potential

Partner Program (Therapy Area) Stage Royalty Rate Potential 2016 Events EVOMELA (Oncology) NDA 20.0% NDA Approval Delafloxacin IV (Infection) Phase 3 2.5% NDA Submission/Action SAGE-547 (Neurology) Phase 3 3.0% Phase 3 Enrollment in SRSE Phase 2 Data in PPD Sparsentan (FSGS - Kidney Disease) Phase 2 9.0% Phase 2b Data Verubecestat (Alzheimer’s Disease) Phase 3 Undisclosed Phase 3 Progress IRAK-4 (Oncology) Pre-IND 6.0-9.5% Clinical Start/Progression 47 The Big 6: Major Pipeline Assets Highlighted Programs Continue to Create Growth Opportunities

EVOMELA (Spectrum Pharmaceuticals’ CE-Melphalan Program)

EVOMELA Update 49 • Captisol-enabled formulation of melphalan - chemotherapy drug used for stem cell transplant conditioning in multiple myeloma ‒ Stem cell transplant used throughout treatment continuum ‒ Use of Captisol technology increases stability of the product, potentially enabling clinicians to achieve a higher dose intensity of pre-transplant chemotherapy  Formulation also avoids the use of Propylene Glycol, a toxic co-solvent • Partnership signed with Spectrum in 2013 ‒ 20% royalty, >$50 m in potential milestones • Spectrum received Complete Response Letter on October 23, 2015 ‒ CRL related to third-party manufacturing questions • Spectrum in active dialog with FDA, remains highly committed to the program • Ligand anticipates approval and launch in 2016 ‒ $6 m milestone due to Ligand upon approval

Verubecestat (Merck’s BACE Inhibitor Program for Alzheimer’s)

Alzheimer’s Disease Background • Alzheimer’s disease is the 6th leading cause of death in the U.S. — Currently, the only top 10 cause of death that can’t be prevented, cured or slowed • Alzheimer’s is a growing unmet medical need and huge market — 30 million affected worldwide, estimated to be >100 million by 2050 — In 2015, Alzheimer’s and other related dementias will cost the US $226 billion — By 2050, costs are estimated to rise as high as $1.1 trillion • Alzheimer’s has a complex and poorly understood pathophysiology and the highest experimental drug failure rate of 99.6% since 2002 • Ligand has license with Merck for its BACE inhibitor, leading Phase 3-stage program in Alzheimer’s References: Alzheimer’s Association, Cummings et al (Alzheimer’s Research & Therapy, 2014) 51

Alzheimer’s Therapy Background • Amyloid-β Hypothesis: Leading theory supported by genetic data and some recent clinical results — Significant clinical development focused on mechanism — Antibodies targeting amyloid-β proteins: most advanced in clinic, promising results in selected patient groups, but many failed in Phase 3 — BACE1 inhibitors preventing formation of amyloid-β: more promising based on mechanism, no late-stage trial results to date — Failed classes: Vaccines, γ-secretase inhibitors • Tau protein and other theories (metal ions, virus, inflammation, etc.) — Mostly preclinical, to be validated in clinic 52

Amyloid Beta Theory and Related Targets BACE1 (initial and rate-limiting step) γ-secretase Cell membrane Small molecule BACE1 inhibitors Biologic antibodies Amyloid precursor protein (APP) Self-propagating amyloid protein aggregates lead to AD 53

Verubecestat • Verubecestat is the first BACE1 inhibitor demonstrated to lower β-amyloid in the cerebral spinal fluid of people with Alzheimer’s • Two Phase 3 trials underway to assess the safety and efficacy in patients with Alzheimer’s disease • Merck has the leading position in the BACE-inhibition field, which includes AstraZeneca/Lilly, Eisai and Boehringer Ingelheim • Royalty to Ligand on potential future net sales 54 ― In October 2015, Merck announced completion of enrollment of Phase 3 trial in mild-to-moderate patients ― Phase 3 read-outs expected in 2017

The Next 12

The Next 12 • Twelve additional pipeline programs continue to expand the breadth and diversity of Ligand’s growing portfolio 56 • Diverse partners and therapy areas • Diversity of underlying technology — 7 Captisol-enabled programs (C) — 3 New Chemical Entity programs (NCE) — 2 Selexis programs (S) • All are well-resourced programs with highly-committed partners — Emerging data and progress — Positioned for additional data or events in the next 12-18 months — Ability to contribute meaningfully to Ligand’s future growth Composition of The Next 12 Oncology Metabolic Disease Biosimilars Inflammation Cardiovascular S C C C C C NCE NCE NCE S C C

Program: SAR125844 (Phase 2) • Captisol-enabled, novel selective MET kinase inhibitor • Clinical data has shown early evidence of anti-tumor activity in advanced/refractory solid tumors – Trials ongoing in NSCLC and Advanced Solid Tumors • Additional solid tumor data expected in 2017 57 The Next 12 - Oncology Broad Base of Partnerships Continues to Advance Program: Motolimod/VTX-2337 (Phase 2) • Captisol-enabled, toll-like receptor 8 (TRL8) agonist • Trials ongoing in head/neck and ovarian cancers – Granted Orphan Drug and Fast Track designations • Phase 2 data in ovarian cancer expected 1H 2016

Program: Prexasertib/LY2606368 (Phase 2) • Captisol-enabled Chk1/2 Inhibitor • Preferentially binds to and inhibits Chk1, a global regulator of cell cycle, and also inhibits Chk2 – Multiple trials ongoing in variety of cancers • Trial completions in 2016, 2017 and 2018 58 The Next 12 - Oncology Broad Base of Partnerships Continues to Advance Program: MM-302 (Phase 2/3) • Selexis technology program • Demonstrated robust activity in heavily pre-treated patients with HER2+ metastatic breast cancer – 11 months PFS vs. typical 3.3 months • Phase 2/3 international HERMOINE trial in progress – Designed to support application in 2017 for potential accelerated approval

The Next 12 - Oncology Broad Base of Partnerships Continues to Advance Program: Pevonedistat/MLN-4924 (Phase 1) • Captisol-enabled first-in-class NEDD8 activating enzyme inhibitor • Being investigated clinically for various hematologic malignancies and solid tumors • Three cancer trials expected to complete in 2016 59 Program: Altiratinib (Phase 1) • Captisol-enabled oral multi-kinase inhibitor – Inhibits MET/TIE2/VEGFR2/TRK (A,B,C) kinases – Received Orphan Drug Designation for glioblastoma multiforme • Currently in Phase 1 for treatment of invasive solid tumors – Estimated to complete in 2016

Program: SARM/VK5211 (Phase 2) • Novel, potentially best-in-class Selective Androgen Receptor Modulator (SARM) – Retains beneficial properties of androgens without undesired side-effects • Phase 2 trial in hip fracture to complete in 2016 60 Program: Lasofoxifene (Pre-NDA) • Novel third-generation non-steroidal Selective Estrogen Receptor Modulator (SERM) – Previously studied in over 15,000 women – Proven efficacy in vulvovaginal atrophy (VVA) and treatment and prevention of postmenopausal osteoporosis • Regulatory progress expected in 2016 The Next 12 - Metabolic Broad Base of Partnerships Continues to Advance

61 Program: TR-β/VK2809 (Phase 2) • Selective Thyroid Receptor beta (TR-β) Agonist – Applicability in multiple indications, including hypercholesterolemia, dyslipidemia, NASH, X-ALD, others • Entering Phase 2 for hypercholesterolemia and fatty liver disease • Phase 2 trial to complete in 2016 The Next 12 - Metabolic and Cardiovascular Broad Base of Partnerships Continues to Advance Program: CXL-1427 (Phase 2) • Captisol-enabled novel, intravenous nitroxyl (HNO) donor – In development for acute decompensated heart failure – Data indicate CXL-1427 improves how heart muscle contracts and relaxes without increasing heart rate or demand for oxygen • Cardioxyl to be acquired by BMS for up to $2 b – Announced November 2, 2015

Potential Launch 62 The Next 12 - Inflammation and Biosimilars Broad Base of Partnerships Continues to Advance Program: TAK-020 (Phase 1) • Captisol-enabled oral Bruton’s Tyrosine Kinase (BTK) Inhibitor – Pursuing rheumatoid arthritis for initial indication • Trial expected to complete 1H 2016 Program: CHS-0214 (Phase 3) • Selexis technology program, biosimilar etanercept – Positive Phase 3 psoriasis data announced November 2015 – Data from Phase 3 in rheumatoid arthritis expected Q1 2016 • MAA filing expected 2H 2016

Underlying Technologies

A Proven Licensing Engine Diverse Technologies Continue to Drive Portfolio Forward 64 Solving solubility and stability challenges Selectively delivers broad range of pharmaceutical agents to the liver LTP Technology™ Allows for higher and more stable expression of recombinant proteins, partnerships from Selexis SUREtechnology Platform™

45% 30% 2% 23% Key Platforms Driving Growth Programs spread across multiple IP families 65 • Captisol programs diversified across therapeutic areas and stage of development • Selexis programs have meaningfully diversified and expanded the portfolio • LTP/HepDirect programs are relatively new, and further diversify the portfolio LTP/HepDirect Novel Chemical IP SUREtechnology Platform™

• Captisol is Ligand’s patented, uniquely modified cyclodextrin – Designed to maximize safety while improving solubility, stability and bioavailability of APIs • Wide regulatory acceptance creates efficient development paths – Captisol-enabled drugs are marketed in more than 60 countries – >45 partners have Captisol-enabled programs in development – Growing use beyond intravenous drugs • Type IV and V Drug Master Files contain 78 volumes with 200+ clinical and safety studies – Recently supplemented with additional oral safety data – Filed Japanese DMF in 2015 • Orange Book-listed patents create and add to patent estates for partners 66 Captisol A Growing Technology that Enables New Drugs

Captisol The Need for Solubility Technology is Real and Growing 67 • The industry’s need for proven solubility technologies continues to grow, as recognized in recent scientific publications • Needs exists for NCEs and for lifecycle management of existing drugs ‒ “Modern drug discovery techniques, with advances in combinatorial chemistry and high throughput screening, continue to fill drug-development pipelines with a high number of poorly soluble new chemical entities…” ‒ “More than 70% of new chemical entities are poorly soluble and the drug industry is at a crossroad to find the desired solutions by identifying the appropriate formulation technologies for those molecules.” ‒ “…poorly soluble and poorly permeable drugs are currently valued at $145 billion. Demand for novel technologies and materials to improve solubility and permeability of drugs is going to rapidly increase over time.” Pharmaceutical Technology, 2015, Vol. 39, Issue 7 Drug Delivery and Development, 2015, Vol.88

67% 9% 12% 12% Ophthalmic Oral SubQ, IM, Nasal Intravenous Captisol-enabled™ Pipeline Routes of Administration of Captisol Partnerships 68 • ~5 years ago, over 90% of Captisol development programs were intravenous • Today, a growing number of partners are seeing the benefits Captisol can offer in other widely-used routes of administration

Captisol Need for Solubility Technology is Real and Growing 69 • Partners purchase Captisol from Ligand; the amount of Captisol used in a formulation generally far outweighs amount of API • Current commercial products use range of Captisol per daily dose: ‒ ~1 g to 13 g/day • Partners using higher amounts of Captisol with new applications, expansion of safety database ‒ Some products in late- stage development using >35 g/day Illustrative Proportional Quantity: Captisol-to-API in a finished drug dose 60 mg 3,000 mg Captisol API

Captisol Licensing in Recent Quarters 70 • Existing partners continue to use Captisol for additional programs and new partners continue to seek licenses to Captisol

• Can be used to: — Improve activity and/or safety of an existing drug — Develop new agents to treat liver diseases — Treat diseases caused by homeostasis imbalance of circulating molecules controlled by the liver • Especially applicable to metabolic/cardiovascular indications, among others LTP TECHNOLOGY™ Platform Internally-developed Liver Targeted Prodrug Technology 71 • A novel prodrug technology designed to selectively deliver a broad range of pharmaceutical agents to the liver — Works by chemically modifying biologically active molecules into an inactive prodrug that will be administered and later activated by enzymes in the liver Prodrug Prodrug (inactive) Prodrug Active Conversion Delivery Drug (active) Elimination

SUREtechnology Platform™ • SUREtechnology Platform based on novel DNA-based elements that control the dynamic organization of chromatin within mammalian cells and allow for higher and more stable expression of recombinant proteins • Improves the way cells are used in the discovery, development and manufacturing of recombinant proteins and drugs • Significant advantages over traditional approaches: ‒ Speed: Manufacturing time improvement of 3-12 weeks ‒ High Yield: Increases protein expression levels by up to 20x ‒ Stability: Long-term expression of therapeutic proteins over 60 generations ‒ Flexibility: >500 recombinant protein cell lines 72

GRA Program Update Eric Vajda

• Diabetes is the 7th leading cause of death in the U.S., and significantly increases risks of other serious heath problems ― Heart disease, stroke, kidney failure, neuropathy, lower-limb amputations and blindness • According to the ADA, $245 billion in annual costs are attributable to diabetes ― $176 billion in direct costs and $69 billion in indirect costs (e.g., disability, work loss, premature death) • Currently affects over 387 million people worldwide, including over 29 million in the U.S. (9.3% of the total population) ― 1.7 million Americans are diagnosed every year 74 Diabetes: Serious and Growing Epidemic Source: American Diabetes Association “Fast Facts” 2015 WHO Diabetes Fact Sheet; International Diabetes Federation Atlas, 2014 Update

Diabetes: A Growing Epidemic 2014 Non-Diabetics Diabetics 75 2050 By 2050, 1 in 3 adults in U.S. will have diabetes if trend continues 9% 33% Source: American Diabetes Association, James P Boyle, Theodore J Thompson, Edward W Gregg, Lawrence E Barker and David F Williamson. Projection of the year 2050 burden of diabetes in the U.S. adult population: dynamic modeling of incidence, mortality, and prediabetes prevalence. Population Health Metrics. 2010 Oct 22;8:29

• DPP-IV inhibitors, GLP1 agonists and SGTL2 inhibitors are commercially available classes of anti-hyperglycemic drugs that have been effective, but are associated with issues — Glucose control remains a problem for many patients — Dosing and delivery improvements needed — Safety issues (gastrointestinal and renal limitations) • The diabetes market is growing and is poorly served by existing medications • Antagonism of the glucagon pathway is one of the most promising new therapeutic areas — Robust glucose reduction has been observed in both preclinical and clinical studies after glucagon receptor antagonism — Until recently, identification of drug-like molecules has been a major hurdle 76 Glucagon Antagonism Leading Novel Non-Insulin Mechanism in Development

• LGD-6972 is an orally available small molecule that potently binds to the glucagon receptor in vitro and competitively antagonizes the actions of glucagon • Glucose reduction has been demonstrated in animal models of both type 1 and type 2 diabetes • LGD-6972 has a clean safety profile in preclinical toxicology studies • The first-in-human trial demonstrated efficacy after a single dose of LGD-6972 LGD-6972: Overview 77

Insulin Signalling is defective 78 Diabetic Patients

Glucagon Signalling remains active 79 Diabetic Patients

LGD-6972 blocks glucagon action in liver, reducing glucose release 80 Diabetic Patients

Phase 1b Study Design • Phase 1b multiple ascending dose trial in normal healthy volunteers (NHV) and type 2 diabetes mellitus (T2DM) subjects • Once daily oral administration for 14 days, evaluated in 4 cohorts: — 15 mg per day in NHV — 5, 10, and 15 mg per day in T2DM subjects • 48 subjects — n = 12 per cohort (9 active + 3 placebo); 3 clinical sites • Primary Endpoints: Safety and tolerability of LGD-6972 • Secondary Endpoints: Pharmacokinetics and plasma glucose influence 81

LGD-6972 Reduces Fasting Plasma Glucose Type 2 Diabetics 82 • LGD-6972 shows a dose-dependent reduction in fasting plasma glucose, with a maximal decrease of 60 mg/dL

83 Glucose is Reduced Throughout the Day Type 2 Diabetics • 7 point glucose measurements performed on Day 1 and Day 14 • LGD-6972 decreased glucose in both fasting and postprandial states (approximate decrease in weighted mean glucose > 50 mg/dL)

• LGD-6972 is a promising agent for the potential treatment of type 2 diabetes ― Safe and well tolerated in a multi-dose study ― Robust reduction in glucose in both fasting and postprandial states • Efficacy and safety profiles are highly encouraging; potentially a best-in-class molecule • Glucose reduction observed with glucagon receptor antagonists is highly competitive with other approved therapeutic classes • Glucagon receptor antagonists have the potential for use as monotherapy or in combination with other oral anti-hyperglycemic medications ― Combination with SGTL2 inhibitors may be especially attractive ― GRA has complimentary mechanism-of-action and counteracts increases in glucagon associated with SGLT2 therapy • Phase 2 study planned for 2016 Conclusions 84

Ligand’s Intellectual Property Charles Berkman

Intellectual Property Overview • Significant annual investment in intellectual property supports licensing and helps further protect existing programs – Highly diverse patent portfolio – Ligand and/or partner IP protects each shot-on-goal – Layered protection - NCE, formulation, methods of use – Current and emerging programs are well protected • Worldwide, over 500 issued patents, over 300 pending applications – Portfolio managed by team of 10 attorneys at top- tier firm • Innovation has yielded substantial growth in new applications 0 20 40 60 80 2012 2013 2014 2015 New Worldwide Patent Filings by Ligand 86

Platform Technology IP Distinct patent families cover various underlying technologies 87 Multiple patent families provide broad global coverage Four distinct composition- of-matter patent families Patent term to 2036 Provisional or International Stage (country selection pending) LTP Technology™ Pioneering platform patent to 2023 in all major countries except China SUREtechnology Platform™ Proprietary vector patent to 2026 in all major countries Potential patent term to 2033

: IP Overview • Captisol substance patents – 4 distinct patent families – Issued patents in over 60 countries (7 U.S. patents) – Potential patent term to 2033 • Captisol process patents – 4 distinct patent families – Potential patent term to 2033 • Patents on specific Captisol-enabled product formulations – 10 distinct patent families owned by Ligand – Others owned by Ligand partners • Drug Master File – vast safety and clinical database maintained with FDA Layers of protection for Captisol technology 88

Promacta and Kyprolis Patents – 13 Orange Book-listed Patents – Patent term to 2028 – Foreign patents issued in all major countries 2023 NCE Patents 2026 Salt Patents 2028 Formulation Patents 2026 NCE Patents 2027 Formulation Patents 2033 Captisol Patents – 9 Orange Book-listed Patents to 2027 – Potential Captisol protection to 2033 – Foreign patents issued in all major countries 89 Promacta developed and marketed by Novartis Kyprolis developed and marketed by Amgen

• Emerging programs protected by broad, diverse and long-range IP Product Patent Term Scope EVOMELA™ 2030 2033 Formulation & Method of Use Captisol Portfolio Delafloxacin-IV 2029 2033 Formulation Captisol Portfolio SAGE-547 2033 2033 Formulation & Method of Use Captisol Portfolio Verubecestat 20301 NCE Sparsentan 20192 2030 NCE Method of use IRAK-4 2031 2035 NCE Method of use 1 Not in Japan or China 2 Not in Japan Ligand or partner patent or application is issued or pending in all major countries except where noted The Big 6: Intellectual Property 90

Ligand Analyst Day November 18, 2015 Novel Therapeutics for Metabolic and Endocrine Diseases (NASDAQ:VKTX)

92 This presentation contains statements about our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks relating to: both our and our collaborators’ ability to successfully research, obtain regulatory approvals for, develop and commercialize products based upon our technologies; our ability to obtain and maintain proprietary protection for our technologies and product candidates; our reliance on third parties to manufacture our preclinical and clinical drug supplies; competitive pressures; our ability to obtain and maintain strategic collaborations; compliance with our in-license agreements; our ability to successfully execute on, and receive favorable results from, our proprietary drug development efforts; market acceptance of our drug candidates; retaining members of our senior management; and our ability to raise additional funds to finance our operations. The forward-looking statements included in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this presentation. Forward Looking Statements

93 Introduction • Viking is a San Diego-based biotech company focused on novel drugs for metabolic disorders • Our clinical-stage programs are targeting: − Large, underserved markets − Each with global product market opportunities that exceed $1 b annually • Data read-outs expected for major Phase 2 programs within the next 15 months

94 Investment Highlights • Developing novel, first-in-class or best-in-class drugs for metabolic disorders − Three clinical-stage programs with preliminary efficacy signals in humans • SARM: In Phase 2 development for hip fracture − Non-steroidal Selective Androgen Receptor Modulator − Promising efficacy in bone and muscle - profile aligns with post-injury biology  Phase 2 results expected 2H16 • TRb agonists: Addressing major needs in lipid disorders − Novel, selective thyroid receptor-β agonists − Entering Phase 2 development in hypercholesterolemia/fatty liver disease  Phase 2 trial to complete in 2H16 − Preclinical promise in X-ALD, an Orphan neurodegenerative disorder  In vivo POC data expected in 2016 • Three additional programs targeting diabetes, anemia, lipid disorders

95 Program Preclinical Phase 1 Phase 2 Phase 3 Highlights and Plans SARM VK5211 Plan to read out Phase 2 data in 2016 TRb VK2809 Plan to read out Phase 2 data in 2016 TRb VK0214 Complete key preclinical studies In vivo POC data in 2016 Leading Pipeline Programs Two Phase 2 trials for novel compounds to complete in 2016 Pipeline Highlight: Hip Fracture Hypercholesterolemia NASH X-ALD

96 • Novel Selective Androgen Receptor Modulator (SARM), for hip fracture − Potentially best-in-class small molecule SARM  Potency, speed to activity  Strong IP position • Target indication: Acute rehabilitation post hip fracture − Product market opportunity exceeds $1 billion annually  >300,000 patients per year in U.S.; continued growth with aging population − No approved therapies, no other SARMs in active development • Promising clinical efficacy signals − Phase 1 showed significant improvements in lean body mass; safe and well-tolerated − Positive effects on bone in animal models of osteoporosis • Phase 2 data in hip fracture expected 2H 2016 VK5211: SARM Program for Hip Fracture

97 VK5211: Therapeutic Benefits of SARMs SARM Retain beneficial properties of natural androgens, while mitigating side-effect profile associated with anabolic steroids Therapeutic Goal: Major Health Benefits for Three Main Systems Muscle Bone CNS Increase muscle mass Increase muscle strength Increase bone formation rate Increase bone strength Increase cognition Increase libido Increase energy levels

98 • Associated with high mortality, loss of function, increased risk of 2nd fracture − 20-30% 1-yr mortality, 50% lose walking independence, 20% require long-term care • Post-fracture patients experience accelerated loss of bone mineral density (BMD), lean body mass (LBM) − Rates of decline 12 to >75x those expected in elderly population • Loss of BMD increases mortality and re-fracture risk − Loss of LBM correlates with mortality risk, contributes to disability • SARM anabolic properties ideal for building post-fracture bone, muscle mass VK5211: Hip Fracture an Ideal Market for SARMs Osteoporosis Int., 11 (2000) 31-35. N.Engl.J.Med., 357;18 (2007) 1799-1809. Age and Ageing 43 (2014) 275-280. J. Bone Joint Surg. 84-B (2002) 497-503.

99 • Excellent preclinical profile − Primates: Substantial increases in lean body mass at 12 weeks − Rodents: Rapid increases in bone mineral density, stimulation of bone formation • Three Phase 1 studies successfully completed − Single ascending dose study  Single doses to 22 mg - all doses safe, well-tolerated, with predictable PK − 21-day multiple ascending dose study  Significant increase in lean muscle mass  Encouraging signals in functional performance, strength  Safe and well-tolerated: No drug-related SAEs, no effect on LFTs, ECG, PSA − 7-Day Phase 1 study in elderly men and women  Predictable PK, safe and well-tolerated VK5211: Clinical and Preclinical Summary

100 • Phase 1 multiple ascending dose study, healthy subjects (n=76) − Statistically significant improvement in lean body mass after 21 days − Positive trends in strength and performance measurements − Androgenic effect on total testosterone − Safe and well-tolerated with no drug-related SAEs VK5211: Clinical Highlights, Rapid Effect on LBM LS-Mean (SE) Change from Baseline Up to Day 28 * *p = 0.047 vs. Placebo Lean Body Mass Leg Press Force -0.5 0.0 0.5 1.0 1.5 2.0 Ch an ge f ro m B aseli n e (k g) -50 0 50 100 150 Ch an ge f ro m B aseli n e (N ew to n )

VK5211: Development Plan

- 12-Week Phase 2 trial in up to 120 patients with hip fractures
  - *Primary endpoint:* Change in lean body mass
  - *Exploratory endpoints:* Change in BMD, functional status, ADL, QOL
  - Data expected in 2H16

- ***Objectives:*** Understand effects on LBM, BMD, QOL, function
  - Loss of LBM believed to be a major contributor to morbidity, disability, re-fracture risk[1-3]
  - Loss of BMD increases mortality, re-fracture risk[4]
  - Prior data suggest steroids improve LBM and physical function in hip fracture[3]
  - VK5211 has been shown to improve LBM in humans, BMD in animals

- Primary and exploratory endpoints to provide key data for Phase 3 design

1-*Osteoporosis Int.*, **11** (2000) 31-35.
2-*N.Engl.J.Med.*, 357;18 (2007) 1799-1809.
3-*Age and Ageing* **43** (2014) 275-280.
4-*J. Bone Joint Surg.* **84-B** (2002) 497-503.

VIKING THERAPEUTICS | 101

102 • Proprietary platform for small molecule thyroid mimetics − Highly tissue and receptor selective − Differentiated prodrug technology, excellent oral bioavailability − Expected wider safety window, reduced cardiovascular risks vs. other approaches • Biological profiles suggest potential benefit in multiple indications − Broad Indications: Hypercholesterolemia, dyslipidemia, NASH − Orphan Indications: X-linked adrenoleukodystrophy, chylomicronemia, Wolman disease • Two TR-b lead molecules: Thyroid-b Agonist Program VK2809 VK0214 Phase 2 Preclinical Orally available, once daily Targeting hypercholesterolemia and fatty liver disease Orally available, once daily Excellent animal proof-of-concept data, different PK/PD profile

103 Thyroid Receptor Overview • Nuclear hormone receptors • Two major subtypes − Thyroid beta receptor; Liver, brain, modulates cholesterol, triglyceride levels − Thyroid alpha receptor; Cardiac tissue, modulates heart rate, contraction • Endogenous ligand: Triiodothyronine, T3 Graphic: Harrison’s Principles of Internal Medicine, 17th Edition, Chapter 335, Fig 335-4, copyright McGraw-Hill, 2008. b-receptor selectivity while minimizing alpha-effects Therapeutic Goal in Lipid Setting:

104 • Lead TRb program: Liver-targeted prodrug of potent TRb agonist —Ki = 2.2nM, b:a selectivity 16:1 —Excellent in vivo safety profile (PNAS, 104(39), 15490-15495, 2007) • Potent cholesterol reduction observed in five species VK2809: Preclinical Summary, Hypercholesterolemia Time (weeks) -3 -2 -1 0 1 2 3 4 5 Plasma Cholestero l (% of Baselin e) 40 50 60 70 80 90 100 110 120 Control Diet (n=6) VK2809 Diet (n=6) * * BL * VK2809 10 mg/kg/day Dose (mg/kg/day, 7 days) 0.01 0.1 1 10 100 Pl asm a Chol estero l (% Chang e from Basel in e) -40 -30 -20 -10 0 Atorvastatin VK2809 * * * * * * * * Vehicle its Rabbits Cynomolgus Monkeys

105 • Animal studies in mice and monkeys have shown profound effects in liver weights, which is a result of reduced liver fat content • Liver fat content reduced or cleared in mouse model of NASH − Dose-dependent reduction observed after only 10 weeks of treatment VK2809: Preclinical Summary, Liver Fat Effects • Mouse models showed correlation between reduced liver weight (38% reduction) and triglyceride content (42% reduction) • In monkeys, an 18% - 29% reduction in liver weight was shown at 12 weeks (p<0.05) Hepatology, 49(2), 407-417, (2009) Vehicle 10 mg/kg/day 30 mg/kg/day

106 • Placebo-controlled trial (n=56), mild hypercholesterolemia − Enrollment criterion: LDL ≥ 100 mg/dL • Results: Clinically meaningful, statistically significant reductions in LDL • Up to 79% reduction in triglycerides − Major component of liver fat • Safe and well-tolerated, no SAEs − No effect on HDL, cardiac measures VK2809: 14 Day Phase 1b Highlights -50 -30 -10 5 mg 10 mg 20 mg LD L Cho le st er o l Ch an ge f rom b asel ine (% ) Baseline LDL (mg/dL) 138 137 115 PBO-adjusted reduction -15.2% -27.1% -41.2% p-value <0.05 <0.05 <0.05

107 VK2809: Phase 2 Trial - Hypercholesterolemia, Fatty Liver • Phase 2 trial, hypercholesterolemia patients with fatty liver disease − Multi-arm, dose ranging (3 doses), ~20 patients per arm − 12-week double-blind treatment period − Primary endpoint: Change in LDL-C at 12 weeks − Other endpoints: Changes in liver fat, triglycerides, inflammatory markers, other • Initiation targeted before year-end, topline data targeted for Q4 2016

108 • Target indication: X-linked adrenoleukodystrophy (X-ALD) • X-ALD is a rare, debilitating neurodegenerative disorder, cerebral form is fatal − No cure, no approved therapy − Strong rationale for TRβ agonists to show benefit • Demonstrated promising activity in preclinical X-ALD models • Plan to complete ongoing preclinical work − Animal POC data expected 2016 Thyroid-b Agonists for X-ALD

TRβ: X-Linked Adrenoleukodystrophy (X-ALD)

- Orphan peroxisomal disorder
  - X-linked → Carried by females, primarily manifesting in males
  - *EU:* ~12,000 patients
  - *U.S.:* ~ 8,000 patients
- Most severe form: Cerebral ALD
  - Rapidly progressive inflammatory demyelination; disruption of blood brain barrier
  - Affects ~35% before age 12, ~20% between age 20-35
  - Deterioration in speech, cognition → vegetative state within 3-5 years
- Most common form: Adrenomyeloneuropathy (AMN)
  - Affects spinal cord, motor neurons; no inflammatory component or brain involvement
  - Affects nearly all adult patients; considered "default" manifestation of ALD
  - Progressive motor impairment → wheelchair confinement, leg paralysis common

Biochimie, **98** (2014) 135-142.
Ann. Neurol. **49**:512-517 (2001).
Biochim. Biophys. Acta **1822** (2012) 1465-1474.
Orphanet J. Rare Dis. **7**:51 (2012).
Brain Pathol. **20**(4): 845-856 (2010).

VIKING THERAPEUTICS | 109

110 TRb: X-Linked Adrenoleukodystrophy − ABCD1: Normal function to transport VLCFA into the peroxisome to be destroyed − With X-ALD Disease: ABCD1 is defective, leading to accumulation of VLCFA fats in the brain − High VLCFA levels disrupt cell membranes, causing inflammation in brain tissue, motor neuron damage • Disease caused by mutation in ATP-Binding Cassette transporter D1 (ABCD1) gene − Peroxisomal transporter of very long chain fatty acids (VLCFA)

TRβ: Thyroid Agonists Hold Promise in X-ALD

- Thyroid receptor modulation may alter ALD pathogenesis
- Alternative VLCFA transporters ABCD2, -3 are induced by thyroid hormones
  - Functional overlap with ABCD1; mechanistically compensate for ABCD1 deficiency
- Over-expression of ABCD2 corrects VLCFA elevation *in vitro* and *in vivo*
  - Thyroid receptor-β isoform primarily responsible for ABCD2 expression
- Selective TR-β agonists such as VK0214 hold promise
  - Up-regulate ABCD2 with reduced cardiac safety issues vs. T3, other agonists

TRβ Potential in X-ALD: Preliminary data suggest Viking's molecules potently induce ABCD2 in diseased cells

1) *Eur. J. Cell Biol.* **87**, 933-945, 2008
2) *J. Steroid Biochem. Mol. Biol.*, **116**, 37-43, 2009
3) Short call oral presentation 6, 84th American Thyroid Association, November 1, 2014.

VIKING THERAPEUTICS | 111

112 • Current status − Evaluation of leads ongoing, encouraging in vitro results − In vivo model to begin dosing 4Q15 − Data expected 1H16 • Potential human POC study in 2017 TRb: X-Linked Adrenoleukodystrophy Plans

113 Investment Highlights • Developing novel, first-in-class or best-in-class drugs for metabolic disorders − Three clinical-stage programs with preliminary efficacy signals in humans • SARM: In Phase 2 development for hip fracture − Non-steroidal Selective Androgen Receptor Modulator − Promising efficacy in bone and muscle - profile aligns with post-injury biology  Phase 2 results expected 2H16 • TRb agonists: Addressing major needs in lipid disorders − Novel, selective thyroid receptor-β agonists − Entering Phase 2 development in hypercholesterolemia/fatty liver disease  Phase 2 trial to complete in 2H16 − Preclinical promise in X-ALD, an Orphan neurodegenerative disorder  In vivo POC data expected in 2016 • Three additional programs targeting diabetes, anemia, lipid disorders

Financial Overview and Outlook Matt Korenberg

$0 $20 $40 $60 $80 $100 $120 $140 2013 2014 2015 2016 2017 License and other Captisol Sales Royalties • License: consistent annual revenue expected from existing license agreements with over $2.5B in potential future payments • Captisol: revenue projected to grow with more Captisol products commercialized • Royalty: higher royalties driven by growth in sales, higher royalty rates, and more products coming online Projected Revenue Composition $49 $65 $75-$76 $ m ill io n s >$146 $107-$111 115 Actual Outlook Est.

2016 – 2017 Revenue Buildup • Royalty revenue: — Derived from sell-side research analyst projections and management estimates • Captisol sales: — Projected to be between $30 and $40 million per year • License/milestones: — Projected to be between $12 and $20 million per year based on potential milestones for existing deals 116

Royalties • Most royalties have escalating royalty rates based on higher sales • Escalating rates reset annually on January 1 • Royalties paid on a 1-quarter lag • Q2 typically lowest quarter of the year for royalty revenue Captisol • Clinical orders based on size and timing of trial initiation • Commercial/large orders often placed in Q4 Licensing Fees • Based on milestone achievement and upfront fees for new deals Quarterly Revenue Patterns 117

2016 - 2017 Royalty and milestone gross margin 100% Captisol material sales gross margin ~60% - 65% Cash operating expense $22 - 24M Fully-diluted share count ~21M, increasing ~0.3M/year Cash tax rate <5% General Assumptions 118

45% 45% 10% Company Operations Facilities, insurance, taxes and administrative expenses 2016 Projected Cost Structure • Annual cash costs of ~$22 million • Efficient cost structure that supports activities to further expand the “Shots-on-Goal” portfolio Pipeline Costs Research & development, business development and patent maintenance costs Public Company Costs Audit, public filing costs, legal and D&O insurance 119

• Items excluded from GAAP EPS to derive adjusted EPS: Item Rationale Change in contingent liabilities • Non-cash adjustment in fair value of CVRs • Based partly on market values Mark-to-market adjustment for investments owed to licensors • Non-cash adjustment based on market value of certain marketable securities at end of period Stock-based compensation expense • Non-cash expense based on Black-Scholes valuation of option grants • Fixed at time of grants; value based on stock price and volatility Non-cash debt-related costs • Two non-cash items: interest expense and debt amortization costs • Unrelated to cash interest expense owed Non-cash taxes • Non-cash expense • Unrelated to cash tax expense Adjusted EPS: Closely aligns to cash profits per share Some items tied to stock market factors More reliable measure of operational performance Adjusted EPS 120

Reconciliation of GAAP EPS to Adjusted EPS Illustration of adjustments to reported quarterly net income 121 Q3 Net income $224,539 (Decrease) in contingent liabilities (2,301) Mark-to-market adjustment for investments owed to licensors (593) Non-cash stock-based compensation expense 2,836 Non-cash debt related costs 2,588 Non-cash income tax benefit, net (217,255) Equity in net losses of Viking 2,169 Adjusted net income $11,983 Diluted per-share net income: Net income $10.46 Increase in contingent liabilities (0.11) Mark-to-market adjustment for investments owed to licensors (0.03) Non-cash stock-based compensation expense 0.13 Non-cash debt related costs 0.12 Non-cash income tax benefit, net (10.12) Pro-rata non-cash net losses of Viking 0.10 Adjusted net income $0.56 Weighted average number of common shares-diluted 21,459,648

Share Count Dilution from Convert 122 • Beginning with 2016 guidance, we will calculate our adjusted EPS excluding the shares related to the convert • These shares will never actually be outstanding • With our stock price above $75.05, GAAP EPS will include shares from the convert Quarterly Av rage St k Price Dilutive Shares from Convertible Offsetting Shares from Bond Hedge Net Shares Outstanding Shares Included in GAAP EPS Shares Included in Adjusted EPS $70.00 0 0 0 0 0 $75.00 0 0 0 0 0 $80.00 202,143 (202,143) 0 202,143 0 $85.00 382,290 (382,290) 0 382,290 0 $90.00 542,420 (542,420) 0 542,420 0 $95.00 685,695 (685,695) 0 685,695 0 $100.00 814,643 (814,643) 0 814,643 0

Summary of Tax Changes • Previous: — Balance Sheet: >$700 million of tax assets (i.e., Federal and State NOLs, plus R&D credits) not reflected on balance sheet — Income Statement: Tax rate on reported income <3% typically • Current/Going forward: — Balance Sheet: >$700 million of tax assets will be reflected on balance sheet as a $214 million Deferred Tax Asset (approximately the projected tax savings utilizing the $700 million of tax assets over time) — Income Statement: Tax rate on reported income will reflect estimated taxes at 36% to 38% ignoring utilization of NOLs to offset taxable income Based on current outlook, we expect to utilize the majority of our tax assets over the next 5 years 123

• High annual revenue growth projected — 2016: $107 - $111 million; 40% to 45% growth — 2017: >$146 million; 30% to 35% growth • Low annual cash expenses of approximately $22 to $24 million per year • Strong earnings per share growth projected next two years — 2016: $3.33 - $3.38 — 2017: >$4.75 Two-Year Financial Outlook EPS outlook based on adjusted EPS (excludes CVRs, investments owed to licensors, non-cash stock-based comp, non-cash debt costs, shares related to convert, non-cash taxes) 124

Upcoming Potential Events

Potential Milestones for Ligand and Partners in Coming Quarters

Company	Program	Milestone
Lundbeck	Carbella	U.S. FDA Action
Alvogen	Voriconazole	U.S. FDA Action
Melinta Therapeutics	Delafloxacin IV	NDA Submission; U.S. FDA Action
Novartis	Promacta	ASPIRE Phase 2 completion (MDS / AML)
Novartis	Promacta	SQUELCH-C Phase 2/3 completion (HCV)
Novartis	Promacta	Phase 2 completion (AML, MDS, CLL, aplastic anemia)
Amgen	Kyprolis	CLARION Phase 3 completion (multiple myeloma)
Pfizer	Duavee	METAB Phase 4 completion (obesity)
Coherus Biosciences	CHS-0214	Phase 3 trial completion (psoriasis)
Allergan	AGN-195263	Phase 3 start
Retrophin	Sparsentan	DUET Phase 2/3 completion (focal segmental glomerulosclerosis)
VentiRx	VTX-2337	Phase 2 completion (ovarian cancer; head & neck cancer)
Exelixis / Daiichi-Sankyo	CS-3150	Phase 2 completion (hypertension)
Aldeyra Therapeutics	NS-2	Phase 2 results (anterior uveitis)

125

Ligand

Upcoming Potential Events

Potential Milestones for Ligand and Partners in Coming Quarters

Company	Program	Milestone
CURx Pharma	IV-Topiramate	Phase 2 start (epilepsy)
MEI Pharma	MEI-344	Phase 2 start (solid tumors)
Precision Biologics	NPC-1C	Phase 1/2 completion (pancreatic cancer)
Millennium / Takeda	MLN-4924	Phase 1 completion (AML)
Merrimack	MM-302	Phase 1 completion (breast cancer)
Merrimack	MM-141	Phase 1 completion (hepatocellular carcinoma)
Merrimack	MM-121	Phase 2 completion (NSCLC)
Cantex Pharma	ODSH	Phase 1 completion (pediatric cancer)
Otsuka	OPC-108459	Phase 1 completion (atrial fibrillation)
Gedeon Richter	RGB-03 (Rituximab)	Phase 1 completion (rheumatoid arthritis)
Deciphera Pharma	DCC-2701	Phase 1 completion (solid tumors)
ROAR Therapeutics	UC-961	Phase 1 completion (CLL)
Opthea	OPT-302	Phase 1 completion (macular degeneration)
F-Star / BMS	FS102	Phase 1 completion (solid tumors)
Takeda	TAK-020	Phase 1 completion (rheumatoid arthritis)
Marinus	Ganaxalone-IV	Phase 1 start (status epilepticus)

126

Ligand

2016 and Beyond Analyst Day New York - November 18, 2015 NASDAQ: LGND